Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Releases Preliminary Second Fiscal Quarter Results
Reports Preliminary Revenue of $221.8 Million
Provides Third Quarter Revenue Guidance of $255 to $270 Million

SINGAPORE - May 10, 2018 - Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), announced today that it will not be filing its Quarterly Report on Form 10-Q with the SEC in a timely manner. Following the end of the fiscal quarter, the Company learned of certain unauthorized transactions by a senior finance employee of the Company. The Company has undertaken an investigation of these transactions with the assistance of outside advisors. In the course of this investigation, the Company discovered that certain warranty accruals in prior periods had been accounted for incorrectly and therefore misstated. The Board of Directors of the Company has therefore determined that the Company’s previously issued consolidated financial statements for the fiscal year ended September 30, 2017 can no longer be relied upon due to the misstated warranty accruals made in prior periods.
Although the investigation into warranty accruals and other matters is continuing, the Company currently expects that the warranty accrual adjustment for fiscal year 2017, when finalized, would not be materially adverse to the Company. The Company will reschedule the release of its full second fiscal quarter results following the restatement of those financial statements and the closure of its internal and external review process for the second fiscal quarter. Management is currently evaluating the impact of the restatement on the Company’s internal control over financial reporting and whether any other prior periods were materially impacted and need to be restated.
The Company also reported preliminary second quarter net revenue of $221.8 million, an 11.1% increase from the second fiscal quarter of the prior year. During its second fiscal quarter, K&S repurchased $21.5 million of common stock in open market transactions, ending the quarter with $628.7 million in total cash and investments.
Capital Equipment segment revenue increased by 3.2% from the prior fiscal quarter to $177.1 million and the Aftermarket Products and Services (APS) segment revenue increased by 6.1% from the prior fiscal quarter to $44.7 million during the March quarter. The Company remains committed to tactically enhancing market share in both Capital Equipment and APS segments.
Preliminary Second Quarter Fiscal 2018 Financial Highlights
The Company has announced the following second quarter financial numbers which are preliminary and subject to change based on the ongoing review.

•	Net revenue of $221.8 million

•	Net income of approximately $36 million

•	Diluted EPS of approximately $0.51

•	Cash, cash equivalents, restricted cash and short-term investments were $628.7 million as of March 31, 2018

•	The Company repurchased a total of 0.9 million shares of common stock at a cost of $21.5 million

Third Quarter Fiscal 2018 Outlook
The Company currently expects net revenue in the third fiscal quarter of 2018 ending June 30, 2018 to be approximately $255 million to $270 million. For the first three quarters of 2018, this guidance represents an increase of 17.7% over the same period in the prior year.
Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “While we are disappointed to delay filing our quarterly report, demand for our offerings remains strong and we continue to execute our near and long-term strategies effectively. We are confident in our growth potential based on our exposure to memory, automotive, LED, advance packaging and general semiconductor unit growth projections. Our financial performance and long-term growth prospects enable us to continue aggressively returning capital to investors. We also do not believe that the unauthorized transactions noted above or the misstated warranty accruals have had a material adverse impact on the Company’s operations or business prospects.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, May 10, 2018, beginning at 6:00 pm (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com and will be limited to management commentary.

A replay will be available from approximately one hour after the completion of the call through May 24, 2018, 2018 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13678605. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2017 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. In addition, there can be no assurance that the Company will be able to file its Form 10-Q within the five calendar day extension provided by Rule 12b-25, or that the Company may not identify one or more material weaknesses in its internal control over financial reporting. Furthermore, the ongoing investigation may reveal other accounting errors, and the Company may conclude that investors should no longer rely upon other previously issued financial statements. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180